                                                                 EXHIBIT 10.18



                               November 18, 1994


TO:      Mike Billingsley

FROM:    Richard H. Monk, Jr.


         I am pleased to inform you that you have been approved to participate in the management incentive plan for fiscal 1995. You will participate in the plan based on an individual percentage award of 50%.

         For fiscal 1995, the amount of your actual incentive award will be based on two factors: (1) Financial Goals, and (2) Personal Goals, as set forth below.

                                Financial Goals

         The Financial Goals for your fiscal 1995 award are as follows:

                                          (Thousands of Dollars)
                                                               Corporate
            Performance             Avondale Yarns         Operating Earnings
               Level                Division Income             (EBDLIT)
               -----                ---------------             --------
                50%                    $19,400                  $50,000
               100%                     24,150                   60,000

         The portion of your actual incentive award related to Financial Goals will be based 50% on Avondale Yarns Division Income and 50% on Corporate Operating Earnings (EBDLIT). This portion of your actual incentive award will be determined by multiplying your total base salary paid in fiscal 1995 times your individual percentage award times the sum of 50% of the Performance Level achieved for Avondale Yarns Division Income and 50% of the Performance Level achieved for Corporate Operating Earnings (EBDLIT) as set forth above and will be calculated by the Company. The Performance Levels will be prorated when final financial results fall between the 50% and 100% levels. No incentive award based on Financial Goals will be paid if the applicable Performance Level is below 50%, and no additional incentive award will be paid for any financial results which exceed the 100% Performance Level.

                                 Personal Goals

         An additional incentive award of up to 25% of your individual percentage award may be made to you based upon successful achievement, as determined by the company, of your Personal Goals for fiscal year 1995. A copy of your Personal Goals in attached.

         The general guidelines of the plan for fiscal 1995 are as follows:

Mike Billingsley
November 18, 1994
Page 2


1. Corporate Operating Earnings (EBDLIT) and Avondale Yarns Division Income will be defined as reported in the Company's financial statements.

2. Your actual incentive award will be paid on an annual basis, with payment to be made as soon as practical after the fiscal year audit is completed.

3. No incentive award will be paid if you are not in the employ of the Company on the last day of the fiscal year (effective date of severance must be on or after fiscal year and).

4. In the event you are reassigned or given a now position and responsibilities during the fiscal year (promotion or demotion), payment of the incentive award will be determined on a case-by-case basis. The Company reserves the right to deny payment or to reduce the incentive award in the case of demotions.


         Please indicate your understanding of the plan, the performance goals and your potential incentive award by signing and returning this letter to me. A copy in provided for your personal files.



                                          /s/ Richard Monk
                                          -------------------
                                              Richard Monk

RHMJr/cas

Acknowledged: /s/ Mike Billingsley
              --------------------

Date:    11/23/94
      ----------------------------

                            AVONDALE YARNS DIVISION
                           FISCAL 1995 PERSONAL GOALS


Mike Billingsley, President


1.       Meet budgeted conversion costs of $.4161

2. Meet budgeted expenses in division of $6,198,000 -- SG & A, Mill Indirects (821 Acct.)

3.       Meet budgeted recovery of 93.55%.

4. Improve the number of complaints to 133 and claim dollar loss to $550,000.

5. Effective January 1, 1995, F.O.B. West Coast sales to be within $.03 of East Coast sales on comparable products and time frame.